PAGE 1


                          EXHIBIT 23.1

                   Consent of Independent Auditors


The Corporate Benefits Committee
General Signal Corporation:

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-46613) pertaining to the General Signal Corporation Savings and Stock Ownership Plan and related Prospectus of our report dated April 2, 1997 with respect to the financial statements of the General Signal Corporation Savings and Stock Ownership Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1996.



                                       /s/ Ernst & Young LLP



Stamford, Connecticut
May 6, 1997